Exhibit 99.1

International Steel Group
4020 Kinross Lakes Parkway
Richfield, Ohio 44286

FOR IMMEDIATE RELEASE

ISG Increases Earnings Outlook for Third Quarter

Richfield, Ohio – Sept. 13, 2004 – International Steel Group Inc. (NYSE: ISG) announced today it is increasing its earnings outlook for the third quarter of fiscal 2004 principally due to higher prices. ISG anticipates third-quarter earnings per diluted share to be in the range of $2.00 to $2.10. This compares with $1.70 per share consensus estimate by analysts surveyed by Thomson First Call and actual earnings for the second quarter of 2004 of $0.93 per diluted share.

“We are having a better-than-expected quarter because of the continuing strength of the steel market resulting in higher prices,” said Rodney B. Mott, president and CEO. “We are optimistic that economic and steel market conditions will remain strong in North America and globally for the near term.”

ISG will broadcast an investor presentation live over the Internet on Monday, September 13, 2004 at 1:00 p.m. eastern time. The Web cast can be accessed through the Investor Relations section of the ISG corporate Web site at www.intlsteel.com. The Web cast will be archived on the company’s Web site for seven days.

The company plans to announce its third quarter results on or about October 26, 2004 prior to the opening of the New York Stock Exchange. The results will be discussed during a live Internet Web cast at 10:00 a.m. E.S.T. on that date and the live or archived conference will be accessible at the Investor Relations section of the ISG corporate Web site at www.intlsteel.com.

About International Steel Group Inc.

International Steel Group Inc. is one of the largest steel producers in North America. It produces a variety of steel products including hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod and rail products and semi-finished shapes to serve the automotive, construction, pipe and tube, appliance, container and machinery markets. For additional information on ISG, visit www.intlsteel.com.

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Forward-Looking Statements

Statements in this release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “estimate,” or similar terms, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. These statements contain time-sensitive information that reflects management’s best analysis only as of the date of this release. ISG does not undertake any ongoing obligation, other than that imposed by law, to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Factors that may cause actual results and performance to differ materially from those in the forward-looking statements include, but are not limited to, negative overall economic conditions or conditions in the markets served; competition within the steel industry; changes in U.S. or foreign trade policy affecting steel imports or exports; changes in foreign currencies affecting the strength of the U.S. dollar; actions by domestic and foreign competitors; the inability to achieve the Company’s anticipated growth objectives; changes in availability or cost of raw materials, energy or other supplies; labor issues affecting the Company’s workforce or the steel industry generally; and the inability to implement the Company’s operating culture and philosophy at acquired facilities. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in ISG’s filings with the Securities and Exchange Commission.

Investor Relations Contact:

Blaise Derrico
Manager, Investor Relations
330-659-7430

Media Contact:

Charles T. Glazer
Manager, Communications and Public Relations
330-659-9121

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